SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2003

Blue Martini Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30925	94-3319751
(Commission File No.)	(IRS Employer Identification No.)

2600 Campus Drive

San Mateo, CA 94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 356-4000

Item 5.    Other Events.

Our Chairman and Chief Executive Officer, Monte Zweben, has advised us that he has entered into a written prearranged trading plan in accordance with SEC Rule 10b5-1. Under the plan, which becomes effective September 1, 2003, Mr. Zweben’s broker will execute trades in accordance with the instructions set forth in the plan. The plan provides that up to 180,000 shares of Company common stock owned by Mr. Zweben will become eligible for sale every three months, for a total of up to 720,000 shares of common stock over a full year, and instructs the broker to sell specified amounts of eligible shares as specified criteria are met. The number of shares sold in any three-month period will be limited to the amount permitted under Rule 144 or other applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC.

Dated: August 26, 2003	By:	/S/ ERAN PILOVSKY
Eran Pilovsky Chief Financial Officer